                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                            -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934
                            -----------------------

        Date of report (Date of earliest event reported):  June 23, 1998

                          PREMIERE TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

        GEORGIA                       0-27778                     59-3074176

(State of Incorporation)        (Commission File No.)         (I.R.S. Employer
                                                             Identification No.)


                           3399 Peachtree Road, N.E.
                         The Lenox Building, Suite 600
                            Atlanta, Georgia  30326

          (Address of principal executive offices, including zip code)


                                 (404) 262-8400
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS.

     On June 23, 1998, the Board of Directors of Premiere Technologies, Inc. (the "Company") declared a dividend of one preferred stock purchase right (a "Right") for each outstanding share of common stock, par value $0.01 per share (the "Common Stock"), of the Company. The dividend is payable on July 6, 1998 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share (a "Unit") of Series C Junior Participating Preferred Stock, par value $0.01 per share (the "Preferred Shares"), of the Company, at a price of Sixty Dollars ($60) per one one-thousandth of a Preferred Share (the "Exercise Price"), subject to adjustment. The description and terms of the Rights are set forth in the Shareholder Protection Rights Agreement, as the same may be amended from time to time (the "Rights Agreement"), dated as of June 23, 1998 between the Company and SunTrust Bank, Atlanta, as Rights Agent (the "Rights Agent").

Separation Time
---------------

     Initially, the Rights will be transferable only with the shares of Common Stock with respect to which they were distributed. Until the Separation Time, the Rights will be evidenced by the certificates representing the outside shares of outstanding Common Stock with which they are associated, and no separate rights certificates will be distributed. The Rights will separate from the Common Stock and the "Separation Time" will occur upon the close of business on the earlier of (a) the tenth business day (or such earlier or later date as may be determined by the Board of Directors of the Company) following a public announcement by the Company that any individual, firm, partnership, association, group, corporation or other entity (a "person") has acquired beneficial ownership of 15% or more of the outstanding Common Stock (an "Acquiring Person") (such business day referred to as the "Flip-in Date") or (b) the tenth business day (or such later date as may be determined by the Board of Directors of the Company) after the date on which person commences a tender or exchange offer the consummation of which would result in the beneficial ownership by such Person of 15% or more of such outstanding Common Stock. However, an Acquiring Person does not include (a) a person who is the beneficial owner of 15% or more of the outstanding Common Stock on June 23, 1998 (the date of adoption of the Rights Agreement), unless such person shall thereafter acquire beneficial ownership of additional Common Stock, (b) a Person who acquires beneficial ownership of 15% or more of the outstanding Common Stock without any intention to affect control of the Company and who thereafter promptly divests sufficient shares of Common Stock so that such person ceases to be the beneficial owner of 15% or more of the outstanding Common Stock, or (c) a Person who is or becomes a beneficial owner of 15% or more of the outstanding Common Stock as a result of an option granted by the Company in connection with an agreement to acquire or merge with the Company prior to a Flip-in Date.

Transfer of Rights and Certificates
-----------------------------------

     The Rights Agreement provides that, until the Separation Time, the Rights will be transferred with and only with the Common Stock. Until the Separation Time (or the earlier termination or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Separation Time (or the earlier termination or expiration of the Rights), The surrender for transfer of any certificates for Common Stock outstanding as of the Record Date, even without such notation, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. Promptly following the Separation Time, separate certificates evidencing the Rights (the "Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the date when the Separation Time occurs (other than holders of Rights that are or were beneficially owned by an Acquiring Person (including affiliates and associates thereof) or by any transferee thereof, which Rights shall be void), and such separate Right Certificates alone will evidence the Rights.

Exercise Period
---------------

     The Rights are not exercisable until the Separation Time. After the Separation Time and prior to the Expiration Time, each Right (unless previously terminated) will entitle the holder to purchase, for the Exercise Price, one one-thousandth (1/1000th) of a share of the Preferred Shares having the rights described below. The Rights will expire on the Expiration Time, unless the Expiration Time is extended, or the Rights are earlier terminated by the Company. The term "Expiration Time" is defined in the Rights Agreement and generally means June 23, 2008, unless the Rights are sooner exchanged or terminated.

Adjustments
-----------

     The Exercise Price payable and the number of outstanding Rights upon exercise of each Right, are subject to adjustment in the event of a stock split, reverse stock split or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Separation Time.

     If prior to the Separation Time, the Company distributes securities or assets in exchange for Common Stock (other than regular cash dividends or a dividend paid solely in Common Stock) whether by dividend, reclassification or otherwise, the Company shall make such adjustments, if any, in the Exercise Price, number of Rights and otherwise as the Board of Directors deems appropriate.

Exercise of Rights for Common Stock
-----------------------------------

     At a Flip-in Date, Rights owned by the Acquiring Person or any affiliate or associate thereof or any transferee thereof will automatically become void and, subject to the Exchange Option summarized below, each other Right will automatically become a right to buy, for the Exercise Price, that number of Common Stock having a market value of twice the Exercise Price. Instead of issuing Common Stock upon exercise of a Right following a Flip-in Date, the Company may substitute therefor shares of Preferred Stock at a ratio of one one-thousandth (1/1000th) of a share of Preferred Stock for each share of Common Stock so issuable. In the event there are not sufficient treasury shares or authorized but unissued shares of Common Stock or Preferred Stock to permit exercise in full of the Rights, the Company may substitute debt or equity securities or other assets (or any combination of the above).

     Following the Flip-In Date, if the Company's Board of Directors is controlled by an Acquiring Person, the Company may not consolidate or merge with or enter into a share exchange where either the terms of the transaction relating to an Acquiring Person are not identical to the terms and arrangements relating to other holders of the Common Stock or an Acquiring Person is the person with whom the transaction occurs, or enter into a transaction where 50% or more of the Company's assets or assets generating 50% or more of the Company's operating income or cash flow is transferred in one or more transactions to any person, unless proper provision is made so that the Rights would entitle the holders thereof to acquire for the exercise price shares of the acquiring party having a value equal to twice the Right's exercise price.

Optional Exchange of Rights
---------------------------

     At any time after a Flip-in Date occurs and prior to the time a person or group of persons become the beneficial owner of more than 50% of the outstanding Common Stock, the Board of Directors of the Company may elect to exchange all of the outstanding Rights (other than Rights owned by such person or group which have become Void), for shares of Common Stock at an exchange ratio (subject to adjustment) of one share of Common Stock per Right.

Termination of Rights
---------------------

     At any time prior to a Flip-in Date, the Board of Directors of the Company may terminate the Rights without any payment to any holder thereof. Immediately upon any termination of the Rights, the right to exercise the Rights will terminate.

Amendments
----------

     The Company and the Rights Agent may amend the Rights Agreement in any respect prior to the occurrence of a Flip-in Date without the approval of holders of the Rights. Thereafter, the Company and the Rights Agent may amend the Rights Agreement (i) in any respect which shall not materially adversely affect the interests of holders of Rights generally, (ii) to cure an ambiguity or (iii) to correct or supplement any provision which may be inconsistent with any other provision or otherwise defective, so long as the duties, liabilities and indemnification of the Rights Agreement are not affected.

Rights Prior to Exercise
------------------------

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

     The Rights may have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors of the Company. However, the Rights should not interfere with any merger, statutory share exchange or other business combination approved by the directors since the Rights may be terminated by the Board of Directors at any time on or prior to the close of business ten business days after announcement by the Company that a person has become an Acquiring Person. Thus, the Rights are intended to encourage persons who may seek to acquire control of the Company to initiate such an acquisition through negotiations with the Board of Directors. However, the effect of the Rights may be to discourage a third party from making a partial tender offer or otherwise attempting to obtain a substantial equity position in the equity securities of, or seeking to obtain control of, the Company. To the extent any potential acquirers are deterred by the Rights, the Rights may have the effect of preserving incumbent management in office.

Documents and Effect of This Summary
------------------------------------

     A copy of the Rights Agreement is included as an Exhibit to this Report. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     No financial statements are required to be filed as part of this Report. The following exhibits are filed as part of this Report:

   EXHIBIT NO.                     DESCRIPTION
   -----------                     -----------

      99.1       Shareholder Protection Rights Agreement, dated as of June
                 23, 1998, between Premiere Technologies, Inc. and
                 SunTrust Bank, Atlanta, as Rights Agent.

      99.2       Press Release, dated June 23, 1998.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                PREMIERE TECHNOLOGIES, INC.


                                BY: /s/ Harvey A. Wagner
                                    ------------------------------------------
                                    Harvey A. Wagner
                                    Executive Vice President Finance and
                                    Administration and Chief Financial Officer

Dated:  June 24, 1998